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                                                                      EXHIBIT 21

                                  SUBSIDIARIES

                            NAME                              STATE OF ORGANIZATION
                            ----                              ---------------------
R. C. Cobb, Inc.............................................  Alabama
Cobb Theatres II, Inc.......................................  Alabama
Cobb Finance Corp...........................................  Alabama
Regal Investment Company....................................  Delaware
Act III Cinemas, Inc........................................  Delaware
Act III Theatres, Inc.......................................  Delaware
Eastgate Theatres, Inc......................................  Oregon
Act III Inner Loop Theatres, Inc............................  Delaware
A3 Theatres of Texas, Inc...................................  Delaware
General American Theatres, Inc..............................  Oregon
Broadway Cinemas, Inc.......................................  Oregon
TEMT Alaska, Inc............................................  Alaska
A3 Theatres of San Antonio, Ltd.............................  Texas
JR Cinemas, Inc.............................................  Oregon